INCENTIVE STOCK OPTION AGREEMENT
                                    under the
                                   EPLUS, INC.
               AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN


         Optionee: Steven J. Mencarini
                   -------------------

         Number Shares Subject to Option: 50,000
                                          ------

         Exercise Price per Share:  10.87
                                  -------

         Date of Grant:   November 16, 2004
                       --------------------

     1. Grant of Option ePlus, Inc. (the "Company") hereby grants to the Optionee named above (the "Optionee"), under the ePlus, Inc. (formerly MLC Holdings, Inc.) Amended and Restated 1998 Long-Term Incentive Plan (the "Plan"), an Incentive Stock Option to purchase, on the terms and conditions set forth in this agreement (this "Option Agreement"), the number of shares indicated above of the Company's $0.01 par value common stock (the "Stock"), at the exercise price per share set forth above (the "Option"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

     2. Vesting of Option. Unless the exercisability of the Option is accelerated in accordance with Article 14 of the Plan, the Option shall vest (become exercisable) 20% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, and 20% on the third anniversary of the date of grant, 20% on the fourth anniversary and 20% on the fifth anniversary of the date of grant

     3. Period of Option and Limitations on Right to Exercise. The Option will, to the extent not previously exercised, lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Option under the circumstances described in paragraphs (b), (c) and
(d) below, provide in writing that the Option will extend until a later date, but if Option is exercised after the dates specified in paragraphs (b), (c) and
(d) below, it will automatically become a Non-Qualified Stock Option:

          (a) The Option shall lapse as of 5:00 p.m., Eastern Time, after five(5) years and three (3) months of the date of grant (the "Expiration Date").

          (b) The Option shall lapse three months after the Optionee's termination of employment for any reason other than the Optionee's death or Disability; provided, however, that if the Optionee's employment is terminated by the Company for cause (as defined below) or by the Optionee without the consent of the Company, the Option shall lapse immediately.

          (c) If the Optionee's employment terminates by reason of Disability, the Option shall lapse one year after the date of the Optionee's termination of employment.

          (d) If the Optionee dies while employed, or during the three-month period described in subsection (b) above or during the one-year period described in subsection (c) above and before the Option otherwise lapses, the Option shall lapse one year after the date of the Optionee's death. Upon the Optionee's death, the Option may be exercised by the Optionee's beneficiary.

     If the Optionee or his beneficiary exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Optionee's termination of employment (including vesting by acceleration in accordance with Article 14 of the Plan).

     The term "cause" as used herein shall mean gross neglect of duty, prolonged absence from duty without the consent of the Company, the acceptance by Optionee of a position with another employer without consent, intentionally engaging in any activity which is in conflict with or adverse to the business or other interests of the Company, willful misconduct on the part of Optionee, misfeasance or malfeasance of duty causing a violation of any law which is reasonably determined to be detrimental to the Company, breach of a fiduciary duty owed to the Company or any material breach of an employment contract which has not been corrected by Optionee within (30) days after his receipt of notice of such breach from the Company.

     4. Exercise of Option. The Option shall be exercised by written notice directed to the Secretary of the Company at the principal executive offices of the Company, in substantially the form attached hereto as Exhibit A, or such other form as the Committee may approve. Such written notice shall be accompanied by full payment in cash, shares of Stock previously acquired by the Optionee, or any combination thereof, for the number of shares specified in such written notice; provided, however, that if shares of Stock are used to pay the exercise price, such shares must have been held by the Optionee for at least six months. The Fair Market Value of the surrendered Stock as of the date of the exercise shall be determined in valuing Stock used in payment of the exercise price. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

     Subject to the terms of this Option Agreement, the Option may be exercised at any time and without regard to any other option held by the Optionee to purchase stock of the Company.

     5. Limitation of Rights. The Option does not confer to the Optionee or the Optionee's personal representative any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the exercise of the Option. Nothing in this Option Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary.

     6. Stock Reserve. The Company shall at all times during the term of this Option Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Option Agreement.

     7. Optionee's Covenant. The Optionee hereby agrees to use his best efforts to provide services to the Company in a workmanlike manner and to promote the Company's interests.

     8. Restrictions on Transfer and Pledge. The Option may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or be subject to any lien, obligation, or liability of the Optionee to any other party other than the Company or a Parent or Subsidiary. The Option is not assignable or transferable by the Optionee other than by will or the laws of descent and distribution. The Option may be exercised during the lifetime of the Optionee only by the Optionee.

     9. Restrictions on Issuance of Shares. If at any time the Board shall determine in its discretion, that listing, registration or qualification of the shares of Stock covered by the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

     10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Option Agreement and this Option Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Option Agreement, the provisions of the Plan shall be controlling and determinative.


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
     11. Successors. This Option Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Option Agreement and the Plan.

     12. Severability. If any one or more of the provisions contained in this Option Agreement are invalid, illegal or unenforceable, the other provisions of this Option Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

     13. Notice. Notices and communications under this Option Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

         ePlus, Inc.
         13595 Dulles Technology Drive
         Herndon, VA  20171
         Attn: Secretary

or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

     14. Interpretation. It is the intent of the parties hereto that the Option qualify for incentive stock option treatment pursuant to, and to the extent permitted by, Section 422 of the Code. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Option to so qualify. Notwithstanding the above, if the Plan is not approved by the Company's stockholders on or before June 30, 1999, the Option will automatically become a Non-Qualified Stock Option, without further act or amendment.

     IN WITNESS WHEREOF, ePlus, Inc., acting by and through its duly authorized officers, has caused this Option Agreement to be executed, and the Optionee has executed this Option Agreement, all as of the day and year first above written.

                                                 EPLUS, INC.


                                                 By:/S/ Bruce M. Bowen
                                                    ----------------------------
                                                 Name: Bruce M. Bowen
                                                 Title: Executive Vice President


                                                 Date: February 8, 2005
                                                       -------------------------



                                                 OPTIONEE:


                                                 /S/ Steven J. Mencarini
                                                 -------------------------------
                                                 Steven J. Mencarini

                                                 Date: February 8, 2005
                                                       -------------------------




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